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Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
CAPITALSOURCE HEALTHCARE REIT

Adopted as of                        , 2008

ARTICLE I
 Offices

        Section 1.    Registered Office.    The registered office of CapitalSource Healthcare REIT (the "Trust") shall be in Baltimore, Maryland, and the registered agent in charge thereof shall be Corporation Trust Incorporated.

        Section 2.    Principal Office.    The principal office of the Trust shall be located at such place or places as the board of trustees of the Trust (the "Board") may designate.

        Section 3.    Other Offices.    The Trust may also have offices at such other places both within and without the State of Maryland as the Board may from time to time determine.

ARTICLE II
 Shareholders

        Section 1.    Place of Meetings.    Meetings of the shareholders may be held at such place (if any), either within or without the State of Maryland, as shall be designated from time to time by the Board, Chairman of the Board or the President and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (i) the Trust shall implement reasonable measures to verify the identity and presence of shareholders, in person or by proxy, for quorum and voting purposes, (ii) the Trust shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings, and (iii) if the shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust. In lieu of holding a meeting of shareholders at a designated place, the Board may, in its sole discretion, determine that any meeting of shareholders may be held solely by means of remote communication.

        Section 2.    Annual Meetings.    The annual meeting of the shareholders for the election of Trustees and for the transaction of any other business as may be properly brought before a meeting shall be held on such date and at such time and place (if any) to be fixed by the Board and stated in the notice of meeting, beginning with the year 2009. The date so designated shall be within fifteen (15) months after (i) June 30, 2008, in the case of the 2009 annual meeting or (ii) the prior annual meeting, for all subsequent years. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

        Section 3.    Special Meetings.    Unless otherwise prescribed by law or by the Trust's Declaration of Trust (as the same may be amended, supplemented or restated from time to time, the "Declaration"), special meetings of shareholders may be called at any time and for any purpose, by the Board, the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Secretary at the written request of the holders of at least 10% in voting power of all shares of beneficial interest ("Shares") outstanding and entitled to cast votes at the meeting. Such shareholder request shall be addressed to the Secretary of the Trust and shall state the purpose of the proposed meeting, which must be a proper matter for shareholder action under the Declaration and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT

Law") and other applicable law, and shall contain such other information as would be required under Section 9 of Article II hereof were it to be brought before a meeting called by the Board, the Chairman of the Board, the Chief Executive Officer or the President. In the case of any special meeting so requested by holders of at least 10% in voting power of all Shares outstanding and entitled to cast votes at the meeting, the Board shall promptly, but in all events within 10 days after the date on which such written request is received, adopt a resolution fixing a date for such special meeting, which meeting date shall be no more than 90 days from the date of such resolution. If the Board fails to take such action, the record date shall be the 90th day after the date on which the written request was received. No business shall be conducted at any special meeting of shareholders other than the items of business stated in the notice of meeting given in accordance with Section 4 of this Article II.

        Section 4.    Notice of Meetings.    Notice of any meeting of shareholders, whether annual or special, stating the place (if any), date and time of the meeting, the means of remote communication, if any, by which the shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of special meetings, the purpose for which such special meeting is called, shall be prepared and delivered by the Trust not less than 10 days or more than 90 days before the date of the meeting (except to the extent that such notice is waived or is not required to be provided pursuant to Maryland law). Notice shall be given personally, by mail, by electronic transmission by the Trust or by such other method of delivery to the extent and in the manner permitted by applicable law. Such notice shall be deemed to be given (a) if mailed, when deposited in the United States mail addressed to the shareholder at his or he post office address as it appears on the records of the Trust, with postage thereof prepaid, or (b) if sent by electronic transmission by the Trust, when sent.

        Notice given by electronic transmission by the Trust shall be valid only as long as neither of the following has occurred: (a) the Trust is unable to deliver two consecutive notices to the shareholder by that means, or (b) the inability to so deliver the notices to the shareholder becomes known to the Secretary, any Assistant Secretary, the transfer agent or other person responsible for the giving of the notice.

        An affidavit of the mailing or electronic transmission by the Trust or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Trust giving the notice, and shall be filed and maintained in the minute book of the Trust.

        Section 5.    Record Date for Shareholder Meetings.    For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board may fix a record date, which record date shall not precede the close of business on the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 90 nor less than 10 days before the date of any such meeting, and shall not be more than 90 days prior to any other action, except as provided by law.

        In lieu of fixing a record date, the Board may provide that the Share transfer books shall be closed for a stated prior but not longer than 20 days. If the Share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

        If no record date is fixed and the Share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board, declaring the dividend or allotment of rights, is adopted.

        When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

        Section 6.    Voting of Shares by Certain Holders.    Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares. Any Trustee or other fiduciary may vote Shares registered in is or her name as such fiduciary, either in person or by proxy.

        Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

        The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any Shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the Share transfer books, the time after the record date or closing of the Share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified Shares in place of the shareholder who makes the certification.

        Section 7.    Quorum and Adjournment.    Except as otherwise provided by law, the Declaration or these bylaws, the holders of a majority in voting power of the outstanding Shares entitled to vote generally in the election of Trustees, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or series is required, the holders of a majority in voting power of the outstanding Shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 8.    Chairman of Meetings.    Meetings of the shareholders shall be presided over by the Chairman of the Board or, if the Chairman is not present, the President or such other Trustee or officer as may be designated by the Board to act as chairman, or if no designation has been made, a chairman shall be chosen at the meeting. The order of business at all meetings of the shareholders and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion, shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulation and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admissions to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any other matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting. The chairman shall have the power and authority to determine and declare at the meeting that any proposed item of business was not properly brought before the meeting in accordance with Section 9 of this Article II, and any such business not properly brought before the meeting shall not be conducted.

        Section 9.    Notice of Shareholder Business.    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business (other than the nomination of trustees, which is addressed in Section 10 of this Article II) must be (i) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board, (ii) properly brought before the meeting by or at the direction of the Board, or (iii) properly brought before a meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, it must be a proper matter for shareholder action under Maryland law, and the shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, notice by a shareholder must be delivered to or mailed and received at the principal executive offices of the Trust, not less than 90 days nor more than 120 days prior to the one year anniversary of the prior year's annual meeting (or not earlier than November 30, 2008 or later than December 31, 2008, in the case of the 2009 Annual Meeting). Notwithstanding the foregoing, notice given by a shareholder of a matter proposed to be included on the proxy card prepared by the Trust in respect of an annual meeting and that is actually included on such proxy card shall be deemed to have been given timely if the shareholder shall have complied with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision then in effect, in which case the shareholder making the proposal in accordance with Rule 14a-8 will not be required to provide the additional information required by this Section 9.

        Notice by a shareholder to the Secretary of the Trust shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the meeting; (ii) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought; (iii) a complete and accurate description of (A) the class or series and number of Shares which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares or with a value derived in whole or in part from the value of any class or series of Shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any Shares, (D) any short interest in any Shares or other security of the Trust (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the Shares owned beneficially by such shareholder that are separated or separable from the underlying Shares, (F) any proportionate interest in Shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of Shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (iv) any material interest of the shareholder and such other beneficial owner in such business. In no event shall an announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

        Section 10.    Nomination of Trustee Candidates.    Subject to any provision of the Declaration or any Articles Supplementary establishing the rights of holders of any class or series of the Trust's Shares then outstanding, nominations for the election or re-election of Trustees at any meeting of the shareholders at which trustees are to be elected may be made by (i) the Board or a duly authorized committee thereof or (ii) any shareholder entitled to vote in the election of Trustees generally who complies with the procedures set forth in these Bylaws and who is a shareholder of record at the time notice is delivered to the Secretary of the Trust. Subject to any provision of the Declaration or any Articles Supplementary establishing the rights of holders of any class or series of the Trust's Shares then outstanding, any shareholder of record entitled to vote in the election of Trustees generally may nominate one or more persons for election or re-election as Trustees at an annual meeting only if timely notice of such shareholder's intent to make such nominations has been given in writing to the Secretary of the Trust. To be timely, notice of a shareholder nomination for a Trustee to be elected must be delivered to or mailed and received at the principal executive offices of the Trust, not less than 90 days nor more than 120 days prior to the one year anniversary of the prior year's annual meeting in the case of an annual meeting (or not earlier than November 30, 2008 or later than December 31, 2008, in the case of the 2009 Annual Meeting), and not less than 60 days prior to the meeting in the case of a special meeting at which trustees are to be elected; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for such special meeting, then a shareholder's nomination shall be timely if it is received at the principal executive offices of the Trust within 10 days following the date such public announcement of the meeting date is first given, whether by press release or other public filing.

        Each such notice shall set forth: (i) the name and address of (x) the shareholder of record who intends to make the nomination and (y) of the beneficial owner, if any, on whose behalf the nomination is being made, together with a complete and accurate description of (A) the class or series and number of Shares which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any Derivative Instrument directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any Shares, (D) any short interest in any Shares or other security of the Trust, (E) any rights to dividends on the Shares owned beneficially by such shareholder that are separated or separable from the underlying Shares, (F) any proportionate interest in Shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of Shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (ii) a representation that the shareholder is the holder of record of the Trust's Shares entitled to vote for the election of Trustees on the date of such notice and intends to remain a record holder through the date of the meeting and appear in person or by proxy at the meeting to nominate each person specified in the notice; (iii) a description of all the arrangements or understandings between the shareholder or such beneficial owner and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in solicitations of proxies for the election of Trustees in an election contest or is otherwise required pursuant to the federal securities laws and regulations, had the nominee been nominated, or intended to be nominated, by the Board; and (v) the name and address of each person to be nominated and the written consent of each nominee to serve as a Trustee of the Trust if so elected. In addition, the Trust may require any proposed nominee to furnish such other information, including (but without limitation) a completed questionnaire and representation letter, as may reasonably be required by the Trust to determine the eligibility of such proposed nominee to serve as an independent trustee of the Trust or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee.

        Notwithstanding the foregoing, in the event that the number of Trustees to be elected at an annual meeting is increased and there is no public announcement by the Trust naming the nominees for the additional Board seats at least 110 days prior to such meeting, a shareholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional Board seats, if it shall be delivered to the Secretary of the Trust no later than the close of business on the 10th day following the day on which such public announcement is first made by the Trust. In no event shall an announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

        Section 11.    Voting Rights; Proxies.    Unless otherwise provided in the Declaration, each shareholder shall be entitled to one vote for each Share held by such shareholder. At any meeting of shareholders, every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action without a meeting may vote in person or may authorize another person or persons to act for such shareholder by proxy if such proxy is authorized by the shareholder or by his or her duly authorized agent or attorney-in-fact by a written authorization signed and delivered to the Trust, by an electronic transmission to the Trust or by any other manner permitted by law. Such proxy shall be filed with the secretary of the Trust in paper form or by electronic transmission to the Trust before or at the time of the meeting. A proxy shall be deemed signed if the shareholder's name or other authorization is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise in accordance with Maryland law) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Trust stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

        Except as otherwise provided by law or by the Declaration:

          (a)   Except in connection with the election of a Trustee to fill a vacancy resulting from the removal of a Trustee by the shareholders pursuant to Section 5 of Article III hereof, Trustees shall be elected by a plurality in voting power of the Shares present in person or represented by proxy at a meeting of the shareholders and entitled to vote in the election of Trustees; and

          (b)   Whenever any corporate action other than the election of Trustees is to be taken, it shall be authorized by a majority in voting power of the Shares present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter, unless a higher vote is required herein or by statute or by the Declaration.

        Any vote of shareholders may be taken by written ballot, and if so authorized by the Board, electronic transmission, telephonic communication or other means of remote communication shall constitute a written ballot. Every written ballot shall state the name of the shareholder or proxyholder voting and such other information as may be required under the procedures established for the meeting. If so authorized by the Board, and in addition to such guidelines and procedures as the Board may adopt, every shareholder vote taken by electronic or other means of remote communication shall set forth such information from which it can be determined to the reasonable satisfaction of the Trust that the communication was authorized by the shareholder or proxyholder. Every vote taken at the meeting shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Board shall, in advance of any meeting of the shareholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act, and if no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

        Section 12.    Shareholder Action Without a Meeting.    Except as otherwise prohibited or restricted by applicable law or the Declaration, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if consents, setting forth the actions so taken, are delivered to the Trust in writing or by electronic transmission by the holders of outstanding Shares entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders. Such delivery shall be by delivery to the Secretary of the Trust or such other officer or agent of the Trust as shall then maintain custody of the corporate records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested, if in paper form, by electronic transmission to the Trust or by such other reasonable procedures as may be adopted by the Board. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the corporate records. Written notice of the taking of any action without a meeting shall be given by the Trust not later than 10 days after the effective time of the action to those shareholders who were entitled to take the corporate action and have not consented in writing.

        Section 13.    Record Date for Shareholder Action Without a Meeting.    In order to determine the shareholders entitled to consent to an action in writing without a meeting, the Board may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any shareholder of record seeking to have the shareholders authorize or take action by written consent shall, by written notice to the secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days after the date on which such a request is received, the record date for determining shareholders entitled to consent to action in writing without a meeting, when no prior action of the Board is required by applicable law, the Declaration or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Trust in the manner set forth in Section 12 of this Article II. If no record date has been fixed by the Board and prior action of the Board is required by applicable law, the Declaration or these Bylaws, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

        Section 14.    Control Share Acquisitions.    Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any control share acquisition (as such term is defined in such Subtitle 7).

ARTICLE III
 Board of Trustees

        Section 1.    General Powers.    The business of the Trust shall be managed by or under the direction of its Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Trust and do all such lawful acts and things as are not by law or by the Declaration or these Bylaws required to be exercised or done by the shareholders. In the event of a vacancy in the Board, the remaining Trustees, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualified.

        Section 2.    Number.    The number of Trustees, which shall constitute the entire Board, shall not be fewer than one or more than fifteen (15) members, as shall be determined by the affirmative vote of a majority of the Trustees then in office.

        Section 3.    Vacancies.    Subject to the rights of holders of any class or series of Shares to replace Trustees removed in accordance with the provisions of Section 5 of this Article III or elect additional Trustees under specified circumstances, vacancies resulting from death, resignation or retirement of a Trustee and newly created Board seats resulting from any increase in the authorized number of Trustees, may be filled only by the affirmative vote of a majority of the Trustees then in office, though less than a quorum, and Trustees so chosen shall hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

        Section 4.    Resignation.    Any Trustee may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Board. A resignation shall take effect at the time specified therein or, if not so specified, immediately upon its receipt. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

        Section 5.    Removal.    Subject to the rights of the holders of any class or series of Shares then outstanding, if any, any Trustee may be removed from office at any time by the affirmative vote or written consent of at least a majority of the voting power of all of the then outstanding Shares entitled to vote generally in the election of Trustees, voting together as a single class. In the event a Trustee is removed by the act of the shareholders, the shareholders shall elect a replacement to fill the resultant vacancy on the Board (i) at an annual or special meeting called for such purpose, by a plurality in voting power of the Shares present in person or represented by proxy at a meeting of the shareholders and entitled to vote in the election of Trustees, or (ii) by written consent of at least a majority of the voting power of all of the then outstanding Shares entitled to vote generally in the election of Trustees, voting together as a single class.

        Section 6.    Meetings.    The Chairman of the Board shall preside at all meetings of the Board at which he or she shall be present. In his or her absence, such other Trustee as may from time to time be designated to serve as the Presiding Trustee by the Board shall so preside or, if both the Chairman and the Presiding Trustee are absent for a particular meeting, the Board shall choose a chairman of the meeting who shall preside thereat.

          (a)   Regular Meetings.    Regular meetings of the Board may be held without notice at such time and place, within or without the State of Maryland, as shall be determined from time to time by the Board; provided that any Trustee who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of shareholders.

          (b)   Special Meetings.    Special meetings of the Board may be called by the Chairman of the Board, the President or two or more Trustees and may be held at any time and place, within or without the State of Maryland. The Secretary of the Trust or the officer or one of the Trustees calling the meeting shall give notice of the time and place of any special meeting of Trustees to each Trustee.

          (c)   Notice.    Notice, if required, shall be given by (i) giving notice to such Trustee in person or by telephone, facsimile, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) delivering written notice by hand, to his or her last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least 3 days in advance of the meeting. Notice of any meeting of the Board or any committee thereof need not be given to any Trustee who shall submit, either before or after the time stated therein, a waiver of notice in writing or by electronic transmission or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board, if required, need not specify the purpose or purposes of the meeting.

        Section 7.    Quorum and Adjournment.    Except as may be otherwise specifically provided by law, the Declaration or these Bylaws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the place, date and time of the new meeting are not announced at the adjourned meeting, notice of the adjourned meeting shall be given to all Trustees. The act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board.

        Section 8.    Action Without a Meeting.    Unless otherwise provided by the Declaration or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

        Section 9.    Meetings by Telephone Conference or Other Method of Remote Communication.    Trustees or any member of any committee designated by the Board may participate in a meeting of the Board or such committee by means of a telephone conference, electronic video screen communication or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

        Section 10.    Dividends.    To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Declaration and the terms of any other corporate document or instrument binding upon the Trust, to determine what, if any, dividends or distributions shall be declared and paid or made. Dividends and other distributions may be paid in cash, property or Shares, subject to the provisions of law and the Declaration. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board shall determine to be in the best interest of the Trust, and the Board may modify or abolish any such reserve in the manner in which it was created.

        Section 11.    Committees.    The Board may designate one or more committees to serve at the pleasure of the Board; each committee shall consist of one or more of the Trustees of the Trust, with such lawfully delegated powers and duties as the Board shall therefore confer. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Trust.

        At all meetings of such committee, a majority of its members shall constitute a quorum for the transaction of business. The act of the committee members present at any meeting at which there is a quorum shall be the act of such committee. Each committee shall keep regular minutes and report to the Board when required. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board.

        Section 12.    Compensation of Trustees.    Each Trustee who is not an employee or officer of the Trust or its subsidiaries, may be paid such compensation for their services as such and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine.

        Section 13.    Interested Trustee Transactions.    Section 2-419 of the Maryland General Corporation Law (the "MGCL") shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

ARTICLE IV
 Officers

        Section 1.    General.    The officers of the Trust shall include a President, a Secretary and a Treasurer, and such other officers as may be appointed by the Board, including, but not limited to, a Chief Executive Officer, a Chief Financial Officer, a Chief Credit Officer, a Chief Legal Officer and a Chief Operating Officer. The same person may hold any number of offices unless otherwise prohibited by law, the Declaration or these Bylaws. Officers shall be entitled to such compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

        Section 2.    Term, Resignation and Removal.    The officers of the Trust shall be elected annually by the Board at the first meeting of the Board held in each calendar year; provided, however, that each of the Chairman of the Board and the President shall have the power and authority under these Bylaws to appoint officers at the level of vice president and below without approval of the Board at any time. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall exercise and perform such duties as shall be determined from time to time by the Board, and all officers shall hold office until their successors are chosen and qualified, unless a different term is specified in the vote appointing him or her, or until their earlier death, resignation or removal. Any officer may resign by delivering his or her resignation in writing or by electronic transmission to the Trust at its principal office or to the Secretary of the Trust. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officers may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. The Board shall fill any vacancy occurring in any office of the Trust; provided, however, that each of the Chairman of the Board and the President shall have the power and authority under these Bylaws to fill any vacancy occurring in any office at the level of vice president and below without approval of the Board at any time.

        Section 3.    President.    Unless otherwise provided by the Board, the President shall have full responsibility and authority for management of the operations of the Trust, subject to the authority of the Board. The President shall have the power to sign Share certificates, contracts, obligations and other instruments of the Trust that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Trust. To the extent permitted by law, the President shall also exercise any such powers and perform any such duties that are delegated to him or her by the Board.

        Section 4.    Secretary.    The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. The Secretary or his or her designee shall attend all meetings of the Board and all meetings of shareholders and record all the proceedings thereat in the corporate records kept for that purpose; the Secretary or his or her designee shall also perform like duties for the committees of the Board when required. The Secretary shall have the duty and power to give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, to maintain a Share ledger and prepare lists of shareholders and their addresses as required, and to be custodian of the corporate seal and to affix and attest the same on documents so requiring it. The Secretary shall see that all books, reports, statement, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

        Section 5.    Treasurer.    The Treasurer shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. The Treasurer shall have the care and custody of the funds including the borrowing thereof, the securities, receipts and disbursements of the Trust, and shall sign all instruments that require his or her signature. The Treasurer shall deposit all funds and other valuables in the name and credit of the Trust with such depositories as authorized, disburse such funds as authorized, make proper accounts of such funds, and render to the Board and the President, whenever requested, an account of his or her transactions as Treasurer.

        Section 6.    Chief Financial Officer.    The Chief Financial Officer shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of account of the business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Chief Financial Officer shall make proper accounts of such funds, and render as required by the Board such account of all such transactions and of the financial condition of the Trust. The books of all accounts shall at all reasonable times be open to inspection by any Trustee. The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Trust reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Trust.

ARTICLE V
 Shares of Beneficial Interest

        Section 1.    Certificated and Uncertificated Shares.    The Trust's Shares may be certificated or uncertificated, as provided under Maryland law. All certificates representing Shares shall be numbered and shall be entered in the books of the Trust as they are issued. They shall exhibit the holder's name and number of Shares and shall be signed by the Chairman of the Board or the President and the Treasurer or the Secretary of the Trust. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer, transfer agent or registrar. Each certificate representing Shares which are restricted as to their beneficial ownership or transferability, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information. At the time of issue or transfer of Shares without certificates, the Trust shall send the shareholder a written statement of information required on the certificates by Section 8-203 of the Maryland REIT Law.

        Section 2.    Lost Certificates.    The Trust may issue a new Share certificate in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board may prescribe for the protection of the Trust or any transfer agent or registrar, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity, not to exceed double the value of the Shares represented thereby, as a condition precedent to the issuance of the new certificate.

        Section 3.    Transfers.    Each certificate for Shares which are subject to any restriction on transfer pursuant to the Declaration, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Trust shall have conspicuously noted on the face or back the certificate either the full text of the restriction or a statement of the existence of such a restriction.

        Except as otherwise established by rules and regulations established by the Board, and subject to applicable law, transfers of Shares shall be made on the books of the Trust by the surrender to the Trust or its transfer agent of a certificate, in the case of Shares represented by a certificate, or uncertificated security representing such Shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Trust or its transfer agent may reasonably require. Except as may be otherwise required by law, the Declaration or these Bylaws, the Trust shall be entitled to treat the record holder of Shares as shown on its books as the owner of such Shares for all purposes, including the payment of dividends and the right to vote such Shares, regardless of any transfer, pledge or other disposition of such Shares, until the Shares have been transferred on the books of the Trust in accordance with the requirements of these Bylaws.

        Section 4.    Share Ledger.    The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate Share ledger containing the name and address of each shareholder and the number of Shares of each class held by such shareholder.

        Section 5.    Fractional Shares.    The Board may issue fractional Shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.

ARTICLE VI
 General Provisions

        Section 1.    Fiscal Year.    The fiscal year of the Trust shall be as specified by the Board.

        Section 2.    Corporate Seal.    The corporate seal, if one is adopted, shall be in such form as shall be approved by the Board. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

        Section 3.    Voting Shares in Other Business Entities.    Except as the Board may otherwise designate, shares or equity interests in other corporations or business entities that are held by the Trust shall be represented and voted only by the Chairman of the Board, the President, the Secretary, the Treasurer or a proxy appointed by any of them, or by such other officer of the Trust as may be designated by resolution of the Board.

        Section 4.    Contracts.    Any officer having the power to sign certificates, contracts, obligations and other instruments of the Trust may delegate such power to any other officer or employee of the Trust, provided that the delegating officer shall be accountable for the actions of that officer or employee to whom power was delegated.

        Section 5.    Obligations.    All checks and drafts on the Trust's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations, bonds and other orders or instruments for the payment of money, shall be signed by such officer, employee, or agent, as shall be authorized from time to time by the Board. The Board may, in its discretion, also provide for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

        Section 6.    Evidence of Authority.    A certificate by the Secretary as to any action taken by the shareholders, Trustees, a committee or any officer or representative of the Trust, shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

        Section 7.    Severability.    Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

        Section 8.    Facsimile Signatures.    In addition to the provisions for use of facsimile signatures elsewhere specifically authorized by these Bylaws, facsimile signatures of any officer or officers of the Trust maybe used whenever and as authorized by the Board or a committee thereof.

        Section 9.    Plural.    As contained in these Bylaws, references to the singular shall include the singular and the plural.

        Section 10.    Electronic Transmission.    For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VII
 Indemnification

        Section 1.    Indemnification and Advance of Expenses.    To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall (a) indemnify and advance expenses to any present or former Trustee or officer (including any individual who, at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity, and (b) indemnify against reasonable expenses any present or former Trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, provided that the Trust shall have received (i) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Trustee if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of the Board, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust and, with respect to persons other than Trustees and officers, may provide indemnification to such further extent as shall be permitted by applicable law.

        Neither the amendment nor repeal of this Article, or the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or omission that occurred prior to the effective date of such amendment, repeal or adoption.

        Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations and under any resolution of the Board or indemnification contract that the Trust shall approve or adopt. The Trust may provide to Trustees, officers, employees, agents and shareholders of such other and further indemnification or payment or reimbursement of expenses, as the case ay be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations, and, with respect to persons other than Trustees or officers, to such further extent as shall be permitted by applicable law

        Section 2.    Non-Exclusive Rights.    The indemnification and advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, resolution of the Board, or other vote of shareholders or disinterested Trustees, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such Trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

        Section 3.    Insurance.    The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, any predecessor of the Trust or any subsidiary of the Trust, any predecessor of the Trust or any subsidiary of the Trust, or is or was serving at the request of the Trust as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Article VII or otherwise.

        Section 4.    Severability.    If any provision or provisions of this Article VII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE VIII
 Amendment

        The Board is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Trust by affirmative vote of a majority of the Trustees present at any regular or special meeting of the Board at which a quorum is present. Any Bylaws made by the Trustees under the powers conferred hereby may be altered, amended or repealed by the Trustees or by the shareholders. Pursuant to Article X of the Declaration, Sections 2, 3, 9, 10, 12 and 13 of Article II herein and Sections 2, 3, 5, 7 and 11 of Article III herein shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the Shares issued and outstanding and entitled to vote, voting together as a single class.

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  Exhibit 3.2